Exhibit 99.1

PRESS RELEASE

For release:	August 3, 2011

Contact:	Media
Linda Hohn
Associate General Counsel
(610) 660-6862
lhohn@global-indemnity.com

Global Indemnity plc Reports Second Quarter 2011 Financial Results.

Dublin, Ireland (August 3, 2011) – Global Indemnity plc (NASDAQ:GBLI) today reported net income for the three months ended June 30, 2011 of $4.4 million or $0.15 per share and for six months ended June 30, 2011 of $18.2 million or $0.60 per share. As of June 30th, book value per share increased to $31.01 or 1.4% from $30.59 per share at December 31, 2010.

Selected Operating and Balance Sheet Data (Dollars in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010

Gross Premiums Written	$95.0	$92.1	$182.6	$184.9
Net Premiums Written	$86.4	$79.5	$169.5	$161.0

Net income	$4.4	$24.5	$18.2	$43.4
Net income per share	$0.15	$0.81	$0.60	$1.44

Operating income (loss)	$(1.8)	$20.7	$3.3	$28.6
Operating income (loss) per share	$(0.06)	$0.68	$0.11	$0.95

	As of June 30, 2011	As of March 31, 2011	As of December 31, 2010

Book value per share	$31.01	$30.96	$30.59
Shareholders’ equity	$943.2	$941.4	$928.7
Cash and invested assets	$1,734.4	$1,739.3	$1,717.2

About Global Indemnity plc and its subsidiaries

Global Indemnity plc (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages in the United States, as well as reinsurance throughout the world. Global Indemnity plc’s two primary divisions are:

•	United States Based Insurance Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Teleconference and Webcast for Interested Parties

Larry A. Frakes, President and Chief Executive Officer of Global Indemnity plc, and Thomas McGeehan, Chief Financial Officer of Global Indemnity plc, will conduct a teleconference for interested parties on August 4, 2011 at 8:30 a.m. Eastern Time to discuss the second quarter 2011 results.

To participate in the teleconference, please telephone (800) 288-8960 (U.S. and Canada) or (612) 332-0226 (International) and you will be greeted by an operator. Please reference Global Indemnity plc 2nd Quarter 2011 Earnings Call.

The teleconference is being webcast by AT&T and can be accessed at the Company’s website at www.globalindemnity.ie. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software. The webcast is also being distributed over AT&T’s Audio-Only Web ConferenceCast. To access live or archived event, please use this URL: http://205.144.147.162/cgi-bin/confCast, Conference ID#: 211204 and click GO.

The teleconference will be available for replay beginning at 10:30 a.m. Eastern Time on August 4, 2011 and will end on 11:59 p.m. September 4, 2011. To listen to the replay, please telephone (800) 475-6701 (U.S. and Canada) or (320) 365-3844 (International) then enter 211204.

Forward-Looking Information

Forward-looking statements contained in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. We caution investors that our actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties which may affect us and for a more detailed discussion of our cautionary note regarding forward-looking statements.

Global Indemnity plc’s Combined Ratio for the Three and Six Months Ended June 30, 2011 and 2010

The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Loss Ratio:
Current Accident Year
Excluding Catastrophes	68.8	55.2	67.1	56.2
Catastrophes	17.2	9.7	17.8	7.8

Current Accident Year	86.0	64.9	84.9	64.0
Changes to Prior Accident Year	(6.8)	(21.2)	(6.9)	(12.8)

Loss Ratio – Calendar Year	79.2	43.7	78.0	51.2
Expense Ratio	38.7	38.8	39.0	40.7

Combined Ratio	117.9	82.5	117.0	91.9

For the three months ended June 30th, the calendar year loss ratio increased by 35.5 points to 79.2 in 2011 from 43.7 in 2010.

•	Excluding catastrophes, the current accident year loss ratio increased by 13.6 points to 68.8 in 2011 from 55.2 in 2010.

•

Excluding catastrophes, the property loss ratio increased from 34.6 in the second quarter of 2010 to 38.4 in the second quarter of 2011 mainly due to severity from fire losses and storms. Including catastrophes, the property loss ratio increased by 18.7 points to 78.6 in 2011 from 59.9 in 2010.

•

The casualty loss ratio increased 23.5 points to 91.5 in 2011 from 68.0 in 2010. The increase is mainly attributable to increased losses in casualty brokerage and professional lines in our US Insurance Operations and changes in the mix of business from our Reinsurance Operations.

•

Current year results include a 6.8 point reduction in the loss ratio related to prior accident years. For 2011 we reduced prior accident years by $5.3 million. This decrease was made up of (1) $9.1 million decrease from our US Insurance Operations primarily due to decreases in general liability loss reserves mitigated partially by loss reserve increases in casualty brokerage & professional lines and (2) an increase of $3.8 million from our Reinsurance Operations within the marine and property catastrophe lines.

For the three months ended June 30th, the expense ratio decreased from 38.8 in 2010 to 38.7 in 2011.

•

The expense ratio decreased from 38.8 in 2010 to 38.7 in 2011 primarily due to lower employee costs from our previously disclosed Profit Enhancement Initiative and a decrease in contingent commissions related to increases in loss ratios described above, offset partially by an increase in average commission rates due to changes in our mix of business.

•	Corporate expenses also decreased $0.4 million on a quarter over quarter basis.

For the six months ended June 30th, the calendar year loss ratio increased by 26.8 points to 78.0 in 2011 from 51.2 in 2010.

•	Excluding catastrophes, the current accident year loss ratio increased by 10.9 points to 67.1 in 2011 from 56.2 in 2010.

•

Excluding catastrophes, the property loss ratio increased from 37.9 in the second quarter of 2010 to 45.6 in the second quarter of 2011. Severity from fire losses and weather events contributed to the increase. Including catastrophes, the property loss ratio increased by 29.0 points to 87.1 in 2011 from 58.1 in 2010.

•

The casualty loss ratio increased 15.5 points to 83.2 in 2011 from 67.7 in 2010. The increase is mainly attributable to increased losses in our casualty brokerage class and professional lines in our US Insurance Operations and changes in the mix of business from our Reinsurance Operations.

•

Current year results include a 6.9 point reduction in the loss ratio related to prior accident years. This decrease was made up of (1) $17.8 million decrease from our US Insurance Operations primarily due to decreases in general liability loss reserves mitigated partially by loss reserve increases in casualty brokerage & professional lines and (2) an increase of $7.2 million from our Reinsurance Operations within the marine, property catastrophe, and auto liability lines.

For the six months ended June 30th, the expense ratio decreased from 40.7 in 2010 to 39.0 in 2011.

•

The expense ratio decreased from 40.7 in 2010 to 39.0 in 2011 primarily due to lower employee costs from our previously disclosed Profit Enhancement Initiative and a decrease in contingent commissions related to increases in loss ratios described above, offset partially by an increase in average commission rates due to changes in our mix of business.

•	Corporate expenses also decreased $2.5 million. The decrease is due to completing the redomestication to Ireland and the Profit Enhancement Initiative.

Global Indemnity plc’s three months ended June 30, 2011 and 2010 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Three Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2011	2010	2011	2010
Insurance Operations	$70,375	$61,531	$61,820	$49,011
Reinsurance Operations	24,587	30,519	24,587	30,512

Total	$94,962	$92,050	$86,407	$79,523

Insurance Operations: For the three months ended June 30, 2011, gross premiums written increased 14.4%, and net premiums written increased 26.1%, compared to the same period in 2010. The increase in gross premiums is mainly due to growth in Diamond State’s property and casualty brokerage units, Collectibles Insurance Services LLC, which was acquired in April of 2010, and our Vacant Express product, offset partially by decreases in Penn-America. However, we are seeing signs that the small business market where Penn-America competes is improving. The increase in net written premiums is primarily due to the cancellation of a property quota share reinsurance treaty effective January 1, 2011 and an increase in retention related to the US property excess of loss treaty which renewed on January 1, 2011.

Reinsurance Operations: For the three months ended June 30, 2011, gross and net premiums written decreased 19.4% compared to the same period in 2010. Timing of new treaties and non-renewals can cause premiums written to vary widely in this segment. The decrease in gross and net premiums written is due to the sale of a company that elected to not renew its treaty with Wind River post-acquisition and non-renewing a treaty that did not meet our return hurdles, offset partially by several new treaties.

Global Indemnity plc’s six months ended June 30, 2011 and 2010 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Six Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2011	2010	2011	2010
Insurance Operations	$126,842	$115,602	$114,231	$92,489
Reinsurance Operations	55,786	69,301	55,284	68,515

Total	$182,628	$184,903	$169,515	$161,004

Insurance Operations: For the six months ended June 30, 2011, gross premiums written increased 9.7%, and net premiums written increased 23.5%, compared to the same period in 2010. The increase in gross premiums is mainly due to growth in Diamond State’s property and casualty brokerage units, Collectibles Insurance Services LLC, which was acquired in April of 2010, and our Vacant Express product, offset partially by decreases in Penn-America. However, we are seeing signs that the small business market where Penn-America competes is improving. The increase in net written premiums is primarily due to the cancellation of a property quota share reinsurance treaty effective January 1, 2011 and an increase in retention related to the US property excess of loss treaty which renewed on January 1, 2011.

Reinsurance Operations: For the six months ended June 30, 2011, gross premiums written decreased 19.5%, and net premiums written decreased 19.3%, compared to the same period in 2010. Timing of new treaties and non-renewals can cause gross premiums written to vary widely in this segment. The decrease in gross and net premiums written is primarily due to the sale of a company that elected to not renew its treaty with Wind River post-acquisition and non-renewing a treaty that did not meet our return hurdles, offset partially by several new treaties.

# # #

Note: Tables Follow

GLOBAL INDEMNITY PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June,		For the Six Months Ended June 30,
	2011	2010	2011	2010
Gross premiums written	$94,962	$92,050	$182,628	$184,903

Net premiums written	$86,407	$79,523	$169,515	$161,004

Net premiums earned	$78,055	$74,702	$154,024	$145,490
Investment income, net	13,930	13,941	28,344	28,520
Net realized investment gains	8,386	5,597	20,383	19,801
Other income	163	342	11,832	342

Total revenues	100,534	94,582	214,583	194,153

Net losses and loss adjustment expenses	61,753	32,675	120,095	74,464
Acquisition costs and other underwriting expenses	30,197	29,008	60,049	59,156
Corporate and other operating expenses	4,687	5,063	7,467	9,959
Interest expense	1,743	1,833	3,495	3,572

Income before income taxes	2,154	26,003	23,477	47,002
Income tax expense (benefit)	(2,287)	1,491	5,304	3,560

Net income before equity in net income (loss) of partnership	4,441	24,512	18,173	43,442
Equity in net income (loss) of partnership, net of tax	—	—	53	(29)

Net income	$4,441	$24,512	$18,226	$43,413

Weighted average shares outstanding–basic	30,322	30,207	30,312	30,196

Weighted average shares outstanding–diluted	30,368	30,237	30,350	30,219

Net income per share – basic (1)	$0.15	$0.81	$0.60	$1.44

Net income per share – diluted (1)	$0.15	$0.81	$0.60	$1.44

Combined ratio analysis: (2)
Loss ratio	79.2	43.7	78.0	51.2
Expense ratio	38.7	38.8	39.0	40.7

Combined ratio	117.9	82.5	117.0	91.9

(1)	Per share amounts for 2010 have been restated to reflect the 1-for-2 stock exchange effective July 2, 2010 when the Company completed its redomestication to Ireland.
(2)	The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY PLC

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars and shares in thousands, except per share data)

	As of June 30, 2011	As of December 31, 2010

ASSETS
Fixed Maturities:
Available for sale securities, at fair value (amortized cost: 2011 - $1,414,780 and 2010 - $1,393,655)	$1,460,218	$1,444,392
Equity securities:
Available for sale, at fair value (cost: 2011 - $129,239 and 2010 - $121,604)	150,226	147,526
Other invested assets:
Available for sale securities, at fair value (cost: 2011 - $14,126 and 2010 - $4,255)	17,579	4,268
Securities classified as trading, at fair value (cost: 2011 - $0 and 2010 - $1,112)	—	1,112

Total investments	1,628,023	1,597,298

Cash and cash equivalents	106,344	119,888
Premiums receivable, net	68,481	56,657
Reinsurance receivables	332,242	422,844
Deferred federal income taxes	9,414	6,926
Deferred acquisition costs	38,768	35,344
Intangible assets	18,893	19,082
Goodwill	4,820	4,820
Prepaid reinsurance premiums	8,842	11,104
Other assets	22,804	20,720

Total assets	$2,238,631	$2,294,683

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$975,196	$1,052,743
Unearned premiums	149,104	135,872
Ceded balances payable	6,118	12,376
Contingent commissions	4,944	9,260
Payable for securities purchased	4,536	4,768
Federal income taxes payable	1,559	55
Notes and debentures payable	121,142	121,285
Other liabilities	32,850	29,655

Total liabilities	1,295,449	1,366,014

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 900,000,000 ordinary shares authorized; Class A ordinary shares issued: 21,401,190 and 21,340,821 respectively; Class A ordinary shares outstanding: 18,352,985 and 18,300,544, respectively; Class B ordinary shares issued and outstanding: 12,061,370 and 12,061,370, respectively	3	3
Additional paid-in capital	623,751	622,725
Accumulated other comprehensive income, net of taxes	52,639	57,211
Retained earnings	367,868	349,642
Class A ordinary shares in treasury, at cost: 3,048,205 and 3,040,277 shares, respectively	(101,079)	(100,912)

Total shareholders’ equity	943,182	928,669

Total liabilities and shareholders’ equity	$2,238,631	$2,294,683

GLOBAL INDEMNITY PLC

SELECTED INVESTMENT DATA

(Unaudited)

(Dollars in millions)

	Market Value as of
	June 30, 2011	Dec 31, 2010
Fixed Maturities	$1,460.2	$1,444.4
Cash and cash equivalents	106.4	119.9

Total bonds and cash and cash equivalents	1,566.6	1,564.3
Equities and other invested assets	167.8	152.9

Total cash and invested assets	$1,734.4	$1,717.2

	Three Months Ended June 30, 2011 (a)	Six Months Ended June 30, 2011 (a)

Net investment income	$12.1	$24.6

Net realized investment gains	6.2	15.0
Net unrealized investment losses	(3.1)	(4.6)

Net realized and unrealized investment returns	3.1	10.4

Total investment return	$15.2	$35.0

Average total cash and invested assets (b)	$1,729.1	$1,721.1

Total investment return % annualized	3.5%	4.1%

(a)	Amounts in this table are shown on an after-tax basis.
(b)	Simple average of beginning and end of period, net of payable for securities.

GLOBAL INDEMNITY PLC

SUMMARY OF OPERATING INCOME

(Unaudited)

(Dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2011	2010	2011	2010

Operating income (loss)	$(1,769)	$20,711	$3,261	$28,619
Adjustments:
Net realized investment gains, net of tax	6,210	3,801	14,965	14,794

Total after-tax adjustments	6,210	3,801	14,965	14,794

Net income	$4,441	$24,512	$18,226	$43,413

Weighted average shares outstanding – basic	30,322	30,207	30,312	30,196

Weighted average shares outstanding – diluted	30,368	30,237	30,350	30,219

Operating income (loss) per share – basic	$(0.06)	$0.69	$0.11	$0.95

Operating income (loss) per share – diluted	$(0.06)	$0.68	$0.11	$0.95

Per share amounts for 2010 have been restated to reflect the 1-for-2 stock exchange effective July 2, 2010 when the Company completed its redomestication to Ireland.

Note Regarding Operating Income

Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.